FOR IMMEDIATE RELEASE	Monday, August 9, 2021

TEGNA Inc. Announces Record Second Quarter Results and Provides Third Quarter Guidance

Achieves record second quarter total company revenue, subscription revenue, advertising and marketing services revenue, net income, and Adjusted EBITDA

Expects to achieve the high end of new 2020 to 2021 free cash flow as a percentage of revenue guidance range of 21.5 to 22.0 percent

Improving subscriber trends year-over-year, which increased more than a full percentage point in five months

Accelerating, strong advertising and marketing services revenue despite negative impact of current supply chain issues in auto category

Tysons, VA - TEGNA Inc. (NYSE: TGNA) today announced financial results for the second quarter ended June 30, 2021.

SECOND QUARTER HIGHLIGHTS:
•Total company revenue was $733 million in the quarter, up 27 percent year-over-year, driven by record second quarter subscription revenue and advertising and marketing services (“AMS”) revenue.
–On a two-year basis, revenue was up 37 percent from the second quarter of 2019 driven by higher subscription revenue, as well as acquisitions.1

•Subscription revenue was $375 million in the second quarter, up 16 percent driven by rate increases.
–Year-over-year subscriber trends continue to improve, now more than a full percentage point better than five months earlier.
–Full-year subscription revenue is on track to grow mid-to-high teens percent.
–Net subscription profits are also on track to grow in the mid-to-high twenties percent in 2021.2

•AMS revenue was $341 million, up 49 percent year-over-year.
–Compared to two years ago, AMS revenue was down less than one percent on a pro forma basis3, despite continued impacts of COVID-19 in a few select categories, most notably auto due to semiconductor supply chain issues.
–Excluding the auto category, on a pro forma basis, AMS was up mid-single digits percent compared to the second quarter of 2019.

•TEGNA achieved net income of $107 million in the second quarter on a GAAP basis, or $112 million on a non-GAAP basis.

[1] Throughout earnings release, “acquisitions” includes (1) the Nexstar/Tribune acquisitions, (2) the Dispatch acquisitions and (3) the acquisitions of multicast networks Justice Network and Quest.
[2] Computed as subscription revenue less reverse compensation paid to our network programming partners.
[3] Throughout earnings release, “pro forma” reflects 2019 acquisitions as if they had been completed on April 1, 2019.

•Total company Adjusted EBITDA was a second quarter record of $228 million, up 83 percent year-over-year, reflecting strong operational performance of TEGNA’s stations as well as an improving economy.
–Second quarter Adjusted EBITDA was up 35 percent compared with the second quarter of 2019.

•GAAP and non-GAAP earnings per diluted share were $0.48 and $0.50, respectively, in the second quarter.

•Free cash flow for the second quarter was $92 million, driven by continued growth in subscription revenue and sequential improvement in AMS revenue, as well as the ongoing benefit of cost saving initiatives that have been underway for more than 24 months. Free cash flow was offset by approximately $118 million in income tax payments, elevated due to strong fourth quarter 2020 results driven in great part by record political advertising.
–For the trailing two-year period ending June 30, 2021, free cash flow as a percentage of revenue was 21.4 percent.
–The Company is raising the low end of the previous 2020-2021 free cash flow as a percentage of 2020-2021 revenue guidance range to 21.5 – 22.0 percent, and expects to achieve the high end of that range.

•The Company ended the quarter with total debt of $3.5 billion and net leverage of 3.64x.
–TEGNA is on track to achieve its full-year net leverage guidance of low 3x by year-end.

CEO COMMENT

“TEGNA’s consistent execution of our long-term strategy resulted in another quarter of record performance, supported by the underlying strength of our subscription business, growing and accelerating advertising and marketing services revenue, as well as our disciplined expense management,” said Dave Lougee, president and chief executive officer. “We achieved record second quarter total company revenue, subscription revenue, AMS revenue, net income, and Adjusted EBITDA. We achieved our previously provided second quarter guidance on all key financial metrics. And based on our accelerating performance, we are raising our two-year free cash flow guidance for the second time this year.

“Our high-margin subscription revenue remains a core driver of our underlying growth, and this quarter was no exception. Subscription revenue was 16 percent above the same quarter last year, and 59 percent above the second quarter of 2019. Subscriber trends also continue to improve, now more than a full percentage point better than five months earlier. We remain on track for our full-year subscription revenue to grow mid-to-high teens percent and net subscription profit growth to finish in the mid-to-high twenties percent for the full year.

“The advertising market continues to show broad-based strength, with accelerating momentum across almost every major advertising category. Even with current supply chain issues significantly impacting the auto category, AMS revenue in the second quarter was up nearly 50 percent over last year. On a two-year pro forma basis, AMS revenue was down less than one percent compared to the second quarter of 2019, and excluding auto, would have been up mid-single digits. AMS sales are accelerating each week and we expect the third quarter to finish significantly stronger.

“Premion also continues to accelerate and remains on track to grow 45 to 50 percent compared to 2020. This industry-leading OTT advertising platform is fueled by a local salesforce that now extends to almost 75 percent of households across the U.S., augmenting how TEGNA serves the growing and evolving needs of local and regional advertisers.

“TEGNA’s Board evaluates the best use of capital through our disciplined capital allocation framework, always with the goal of maximizing value for our shareholders. Our ability to deploy capital is driven by our high-margin, durable revenue streams and substantial free cash flow. During the quarter, we returned capital to shareholders through our July dividend payment, which was the first payment after our recent 36 percent annualized dividend increase. Following through on our commitment to pay down debt, we achieved net leverage of 3.64x at the end of the second quarter, and expect to reach the low 3x range by the end of 2021. In anticipation of achieving this, our Board is actively monitoring all additional options to deploy capital to enhance shareholder value, including the use of our $300 million share repurchase program over the next three years, organic investments, and opportunistic M&A.

“In the quarter, we continued to make meaningful progress on embedding diversity, equity and inclusion into our culture. This February, we set quantifiable five-year goals to increase Black, Indigenous and People of Color representation in content teams, news leadership and management roles. Since then, through intentional actions, we are progressing at or above the rate of change needed to achieve our five-year goals. This includes improvements in department-head management positions that are key to hiring and decision-making. Our Inclusive Journalism program, which was developed last year in partnership with the Poynter Institute, aims to tackle unconscious bias in news reporting and content development across our platforms. All stations' news, digital, and marketing teams have begun taking part in the program, with 54 stations completing the first phases which, in addition to unconscious bias, inclusive reporting, and role-specific training, also includes content audits and leadership coaching.

“Just last week, TEGNA was recognized as one of the Achievers 50 Most Engaged Workplaces for our leadership in, and commitment to increasing engagement of our workplace. I am particularly proud of this achievement. Our people are at the heart of everything we do, and their great work drives our success. Our deliberate approach to understanding our employees’ perspectives and acting on what we have heard are key to our purpose-driven culture.”

OVERVIEW OF SECOND QUARTER RESULTS

Due to the impact of COVID-19 in 2020, TEGNA's year-over-year AMS revenue comparison is more favorable and operating expense comparison is less favorable for the second quarter of 2021.

Total company revenue was $733 million in the quarter, up 27 percent year-over-year, driven by record second quarter subscription revenue and AMS revenue. Revenue was up 37 percent from the second quarter of 2019 driven by higher subscription revenue, as well as the impact of acquisitions. Subscription revenue was $375 million, up 16 percent year-over-year. AMS revenue increased 49 percent in the quarter compared to last year driven by continued quarterly sequential improvement since the beginning of the pandemic despite continued impacts of COVID-19 in a handful of categories, specifically auto due to current semiconductor supply chain issues.

GAAP operating expenses were $547 million, up nine percent year-over-year, and non-GAAP operating expenses were $537 million, up 10 percent year-over-year. The GAAP operating expense increase was predominantly driven by higher programming expenses, the impact of COVID-19 related expense reductions recognized in 2020, and higher Premion expenses related to revenue growth. On a non-GAAP basis, expenses less programming costs increased 10 percent driven by last year's temporary expense reductions in the second quarter. On a pro forma basis, operating expenses less programming and Premion costs were three percent below 2019 levels, due to diligent expense management and strategic expense reductions.

GAAP operating income totaled $186 million, up 147 percent year-over-year, and non-GAAP operating income totaled $196 million, up 117 percent. Adjusted EBITDA (a non-GAAP measure detailed in Table 3) totaled $228 million in the quarter and Adjusted EBITDA margin equaled 31.1 percent.

The second quarter included a few special items, the full details of which can be found in Table 2. The net effect of these items was to reduce GAAP net income by $5 million and GAAP diluted net income per share by $0.02.

Interest expense in the quarter decreased to $47 million compared to $52 million in the second quarter of 2020, due to lower average debt. Total cash at the end of the quarter was $57 million and unused capacity under TEGNA’s revolving credit facility was more than $1.2 billion.

THIRD QUARTER AND FULL-YEAR 2021 OUTLOOK

In the third quarter of 2021, TEGNA expects strong subscription revenue and the continued recovery of advertising and marketing services revenue to offset the loss of record political advertising, which was $116 million in third quarter 2020.

For the third quarter of 2021, the company expects:

Third Quarter 2021 Key Guidance Metrics

Reflects expectations relative to third quarter 2020 results

Total Company GAAP Revenue	+ Low-Single Digits percent

Non-GAAP Revenue (excluding political)	+ High-Teens percent

Total Non-GAAP Operating Expenses	+ Mid-to-High Single Digits percent

Non-GAAP Operating Expenses (excluding programming)	+ Mid-Single Digits percent

TEGNA is raising its guidance for 2020-2021 free cash flow as a percentage of 2020-2021 revenue, and reaffirming all other guidance for key financial metrics as provided on May 10, 2021.

Full-Year 2021 Key Guidance Metrics

Subscription Revenue Growth	+ Mid-to-High Teens percent[4]
Corporate Expenses	$44 - 48 million
Depreciation	$62 - 66 million
Amortization	$60 - 65 million
Interest Expense	$187 - 192 million
Capital Expenditures (Non-recurring capital expenditures)	$64 - 69 million (including $20 - 22 million non-recurring)
Effective Tax Rate	24.0 - 25.0%
Net Leverage Ratio	Low 3x
2020/21 Free Cash Flow as a % of combined 2020/21 Revenue	21.5 - 22.0%

[4] Relative to full-year 2020 results

RECENT STRATEGIC, CONTENT AND PROGRAMMING INITIATIVES

•Premion Continues Strong Growth Trajectory – Achieving accelerated momentum in the fast-growing streaming TV advertising space, Premion continued its strong growth trajectory, reaching record revenue in the quarter. Premion remains on track to grow revenue 45 to 50 percent in 2021 relative to 2020. Premion sellers reach approximately 75 percent of U.S. households and continue to benefit from the breadth of TEGNA and Gray’s local salesforce and footprint of local stations, a unique advantage in selling CTV and OTT. During the quarter, Premion continued to drive product innovation, announcing partnerships with Arrivalist and Polk Automotive Solutions by IHS Markit to deliver data targeting and attribution for travel and automotive advertisers, as well as partnering with TVSquared to power cross-platform, closed-loop measurement. A testament to its market and technology leadership, Premion earned the 2021 Tech Leadership Award for Best OTT and Streaming Technology Award, presented by Multichannel News, TV Tech and Broadcasting+Cable.

•National VERIFY Brand Continues Rapid Growth – VERIFY, TEGNA’s national brand which helps the public distinguish between true and false information, continued to expand its reach in the second quarter, highlighted by the launch of VerifyThis.com, as well as a dedicated VERIFY presence across Facebook, Twitter, YouTube, Snapchat, Instagram and TikTok. Visitors to VerifyThis.com spent an average of approximately eight minutes on the site, and the daily VERIFY newsletter had an average open rate of 30 percent for June. Overall, from January through June 2021, VERIFY content on TEGNA’s local station sites and VerifyThis.com delivered 30.1 million total visitors and 7.1 million total video plays, a 166 percent and 46 percent increase, respectively, over the same period in 2020.5

•Locked On Podcast Network Grows Across Platforms and Debuts NBA Draft Special and First Daily HBCU Podcast – Under TEGNA’s ownership, Locked On’s audience grew 56 percent year-over-year, solidifying its place as the number one daily sports podcaster. 20 Locked On shows are now also available on YouTube. Since inception of the network’s first YouTube channel in 2021, Locked On’s channels have generated more than 160,000 total hours of watch time and more than 1 million video views and by the end of June, averaging more than 10 minutes per video view.6 Locked On also co-produced an NBA Draft 2021 special with WFAA featuring more than 30 local analysts that aired across platforms, including select stations’ OTT apps for Roku and Fire TV and on Locked On’s NBA YouTube channel. On Aug. 1, Locked On debuted Locked on HBCU, the first-ever daily podcast dedicated to HBCU athletes and sports. (Press release7)

•Stations Receive National Recognition for Outstanding Journalism – TEGNA journalists and stations received the following industry awards: KING in Seattle received a prestigious Peabody Award in the Public Service category for “Facing Race,” a multi-part series that explores issues of racial injustice in the aftermath of the murder of George Floyd; KPNX in Phoenix received a Walter Cronkite Award for reporting on systemic racism for “The Work is Hard and Not Done: Being Black in the Valley,” which explores the Black experience and historical events in Arizona; WUSA, WKYC, WCNC and WBIR received six Gracie Awards from the Alliance for Women in Media Foundation; and KTVB in Boise received a 2021 Service to America Award from the NAB Leadership Foundation for serving the greater good with “7Cares Idaho Shares,” which helped secure almost 2.9 million meals for the hungry and homeless.

[5] Source: Google Analytics.
[6] Source: YouTube.
[7] https://www.tegna.com/tegnas-locked-on-podcast-network-expands-youtube-presence-launches-nba-draft-special-and-first-daily-hbcu-podcast/

•Producer-in-Residence Training Invests in Future Broadcast and Digital Producers – TEGNA welcomed a new class to our Producer-in-Residence program, an initiative for recent college graduates pursuing careers as a broadcast or digital news producer. Launched in 2018, the program includes a one-week producer boot camp before participants are matched with a local station where they will spend two years in a full-time producer position. This year’s participants are our largest and most diverse group since the program’s inception.

•TEGNA Foundation Grants Support Urgent Community Needs and the Future of Media – TEGNA Foundation awarded 96 local Community Grants in 28 markets in partnership with local stations and nine Media Grants as part of its mission to drive social impact. Many of this year’s grants are aimed at alleviating community concerns made more urgent by the impacts of the pandemic such as hunger and housing insecurity. Additionally, the TEGNA Foundation is investing in the future of the media industry through the support of several journalism professional development programs, awarding Media Grants to the Asian American Journalists Association (AAJA), the National Association of Hispanic Journalists (NAHJ) and National Association of Black Journalists (NABJ), among other organizations. (Press release8)

CAPITAL ALLOCATION

Through the strength of the Company’s balance sheet and disciplined capital allocation strategy, TEGNA has, and will continue to deploy capital with the goal of maximizing value for shareholders. The Company finished the quarter with net leverage of 3.64x and has no debt coming due until 2024. TEGNA remains on track to end the year with net leverage of low 3x.

TEGNA has also continued to return capital to shareholders, including through the previously announced increased quarterly dividend payment in July, which represents a 36 percent increase from its prior dividend on an annualized basis. Additionally, the Board approved a three-year, $300 million share repurchase authorization earlier this year.

TEGNA’s Board is actively assessing all additional capital allocation options in anticipation of achieving the low 3x net leverage guidance target for the end of this year, and with the goal of keeping our net leverage below 4x.

FORWARD-LOOKING STATEMENTS
Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on our revenues, particularly our nonpolitical advertising revenues. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto and TEGNA’s ability to execute on its standalone plan can also cause actual results to differ materially. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

[8] https://www.tegna.com/tegna-named-one-of-the-most-community-minded-companies-in-the-u-s-by-the-civic-50-for-second-consecutive-year/

CONFERENCE CALL
TEGNA Inc. (NYSE: TGNA) will host a conference call to discuss its second quarter 2021 earnings results on Monday, August 9, 2021 at 9:00 a.m. (ET). TEGNA’s earnings announcement will be released to news outlets and wire services before the market opens on August 9. Materials related to the call will be available at that time through the Investor Relations section of TEGNA’s website, investors.TEGNA.com. The conference call, which will also be webcast through the company’s website, is open to investors, the financial community, the media and other members of the public. To join the toll-free call, dial 800-458-4121 at least 10 minutes prior to the scheduled 9:00 a.m. (ET) start time. International callers should dial 929-477-0324. The confirmation code for the conference call is 9878379. To listen to the call via live webcast, please visit investors.TEGNA.com and allow at least 10 minutes to access TEGNA’s home page and complete the links before the webcast begins. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Monday, August 9 at 1:00 p.m. (ET) to Monday, August 23 at 1:00 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 9878379. A transcript of the conference call will also be made available on the company’s website.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network, Twist and Quest. TEGNA offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Anne Bentley	Doug Kuckelman
Vice President, Corporate Communications	Head of Investor Relations
703-873-6366	703-873-6764
abentley@TEGNA.com	dkuckelman@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended June 30,
	2021	2020	% Increase (Decrease)

Revenues	$732,908	$577,627	26.9

Operating expenses:
Cost of revenues	397,118	355,367	11.7
Business units - Selling, general and administrative expenses	96,949	85,008	14.0
Corporate - General and administrative expenses	23,183	28,312	(18.1)
Depreciation	15,838	16,711	(5.2)
Amortization of intangible assets	15,773	17,248	(8.6)
Spectrum repacking reimbursements and other, net	(1,475)	(116)	***
Total	547,386	502,530	8.9
Operating income	185,522	75,097	***

Non-operating income (expense):
Equity (loss) income in unconsolidated investments, net	(2,597)	1,921	***
Interest expense	(46,609)	(51,877)	(10.2)
Other non-operating items, net	1,524	1,039	46.7
Total	(47,682)	(48,917)	(2.5)

Income before income taxes	137,840	26,180	***
Provision for income taxes	30,986	6,607	***
Net income	106,854	19,573	***
Net (income) loss attributable to redeemable noncontrolling interest	(227)	374	***
Net income attributable to TEGNA Inc.	$106,627	$19,947	***

Earnings per share:
Basic	$0.48	$0.09	***
Diluted	$0.48	$0.09	***

Weighted average number of common shares outstanding:
Basic shares	221,522	219,128	1.1
Diluted shares	222,506	219,426	1.4

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Six months ended June 30,
	2021	2020	% Increase (Decrease)

Revenues	$1,459,959	$1,261,816	15.7

Operating expenses:
Cost of revenues	791,810	724,735	9.3
Business units - Selling, general and administrative expenses	186,275	177,976	4.7
Corporate - General and administrative expenses	40,053	50,026	(19.9)
Depreciation	31,734	33,611	(5.6)
Amortization of intangible assets	31,533	33,464	(5.8)
Spectrum repacking reimbursements and other, net	(2,898)	(7,631)	(62.0)
Total	1,078,507	1,012,181	6.6
Operating income	381,452	249,635	52.8

Non-operating income (expense):
Equity (loss) income in unconsolidated investments, net	(3,926)	10,936	***
Interest expense	(93,094)	(108,837)	(14.5)
Other non-operating items, net	1,854	(18,231)	***
Total	(95,166)	(116,132)	(18.1)

Income before income taxes	286,286	133,503	***
Provision for income taxes	66,600	27,732	***
Net income	219,686	105,771	***
Net (income) loss attributable to redeemable noncontrolling interest	(442)	484	***
Net income attributable to TEGNA Inc.	$219,244	$106,255	***

Earnings from continuing operations per share:
Basic	$0.99	$0.48	***
Diluted	$0.99	$0.48	***

Weighted average number of common shares outstanding:
Basic shares	221,064	218,703	1.1
Diluted shares	221,855	219,144	1.2

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of spectrum repacking reimbursements and other, net, gains related to business we account for under the equity method, M&A due diligence costs, advisory fees related to activism defense, and certain non-operating expenses such as the early extinguishment of debt. In addition, we have excluded certain income tax special items associated with deferred tax benefits related to state tax planning strategies, and a partial capital loss valuation allowance release.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net (income) loss attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity (loss) income in unconsolidated investments, net, (5) other non-operating items, net, (6) M&A due diligence costs, (7) advisory fees related to activism defense, (8) spectrum repacking reimbursements and other, net, (9) depreciation and
(10) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP performance measure that the Board of Directors uses to review the performance of the business. Free cash flow is reviewed by the Board of Directors as a percentage of revenue over a trailing two-year period (reflecting both an even and odd year reporting period given the political cyclicality of the business). The most directly comparable GAAP financial measure to free cash flow is Net income attributable to TEGNA. Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) dividends received from equity method investments and (5) reimbursements from spectrum repacking. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

The company is furnishing guidance with respect to free cash flow as a percentage of revenue for the combined 2020-21 years as well as non-GAAP operating expenses for the second quarter of 2021. As noted above, the most directly comparable GAAP financial measure to free cash flow is net income attributable to TEGNA. Our future GAAP financial results will likely include the impact of special items. Special items may include among other items workforce restructuring charges, gains (losses) on asset sales, asset impairment charges, advisory fees related to activist defense and deferred tax valuation allowance adjustments. The impact of future special items may be material. The company is unable to provide, without unreasonable efforts, forward looking information on a GAAP basis, because it is unable to project the impact of special items on a prospective basis. The range of estimated free cash flow (non-GAAP) amounts used in forming the free cash flow as a % of revenue ranges can be presented, as they do not include impacts of special items.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended June 30, 2021	GAAP measure	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Special tax items	Non-GAAP measure

Corporate - General and administrative expenses	$23,183	$(12,012)	$—	$—	$11,171
Spectrum repacking reimbursements and other, net	(1,475)	—	1,475	—	—
Operating expenses	547,386	(12,012)	1,475	—	536,849
Operating income	185,522	12,012	(1,475)	—	196,059
Income before income taxes	137,840	12,012	(1,475)	—	148,377
Provision for income taxes	30,986	3,111	(374)	2,797	36,520
Net income attributable to TEGNA Inc.	106,627	8,901	(1,101)	(2,797)	111,630
Net income per share-diluted (a)	$0.48	$0.04	$—	$(0.01)	$0.50

(a) Per share amounts do not sum due to rounding.

		Special Items
Quarter ended June 30, 2020	GAAP measure	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Gain on equity method investment	Non-GAAP measure

Corporate - General and administrative expenses	$28,312	$(15,448)	$—	$—	$12,864
Spectrum repacking reimbursements and other, net	(116)	—	116	—	—
Operating expenses	502,530	(15,448)	116	—	487,198
Operating income	75,097	15,448	(116)	—	90,429
Equity income (loss) in unconsolidated investments, net	1,921	—	—	(6,514)	(4,593)
Total non-operating expenses	(48,917)	—	—	(6,514)	(55,431)
Income before income taxes	26,180	15,448	(116)	(6,514)	34,998
Provision for income taxes	6,607	3,882	(27)	(1,637)	8,825
Net income attributable to TEGNA Inc.	19,947	11,566	(89)	(4,877)	26,547
Net income per share-diluted	$0.09	$0.05	$—	$(0.02)	$0.12

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

		Special Items
Six months ended June 30, 2021	GAAP measure	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Special tax items	Non-GAAP measure

Corporate - General and administrative expenses	$40,053	$(16,611)	$—	$—	$23,442
Spectrum repacking reimbursements and other, net	(2,898)	—	2,898	—	—
Operating expenses	1,078,507	(16,611)	2,898	—	1,064,794
Operating income	381,452	16,611	(2,898)	—	395,165
Equity income (loss) in unconsolidated investments, net	(3,926)	—	—	—	(3,926)
Other non-operating items, net	1,854	—	—	—	1,854
Total non-operating expenses	(95,166)	—	—	—	(95,166)
Income before income taxes	286,286	16,611	(2,898)	—	299,999
Provision for income taxes	66,600	4,291	(741)	2,797	72,947
Net income attributable to TEGNA Inc.	219,244	12,320	(2,157)	(2,797)	226,610
Net income per share-diluted (a)	$0.99	$0.06	$(0.01)	$(0.01)	$1.02

(a) Per share amounts do not sum due to rounding.

		Special Items
Six months ended June 30, 2020	GAAP measure	M&A due diligence costs	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Gains on equity method investment	Other non-operating items	Special tax benefits	Non-GAAP measure

Corporate - General and administrative expenses	$50,026	$(4,588)	$(23,087)	$—	$—	$—	$—	$22,351
Spectrum repacking reimbursements and other, net	(7,631)	—	—	7,631	—	—	—	—
Operating expenses	1,012,181	(4,588)	(23,087)	7,631	—	—	—	992,137
Operating income	249,635	4,588	23,087	(7,631)	—	—	—	269,679
Equity income (loss) in unconsolidated investments, net	10,936	—	—	—	(18,585)	—	—	(7,649)
Other non-operating items, net	(18,231)	—	—	—	—	21,744	—	3,513
Total non-operating expenses	(116,132)	—	—	—	(18,585)	21,744	—	(112,973)
Income before income taxes	133,503	4,588	23,087	(7,631)	(18,585)	21,744	—	156,706
Provision for income taxes	27,732	1,151	5,801	(2,017)	(4,670)	5,463	3,944	37,404
Net income attributable to TEGNA Inc.	106,255	3,437	17,286	(5,614)	(13,915)	16,281	(3,944)	119,786
Net income per share-diluted	$0.48	$0.02	$0.08	$(0.03)	$(0.06)	$0.07	$(0.02)	$0.54

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended June 30,
	2021	2020	2019
Net income attributable to TEGNA Inc. (GAAP basis)	$106,627	$19,947	$79,955
Plus (Less): Net income (loss) attributable to redeemable noncontrolling interest	227	(374)	—
Plus: Provision for income taxes	30,986	6,607	24,879
Plus: Interest expense	46,609	51,877	46,327
Plus (Less): Equity loss (income) in unconsolidated investments, net	2,597	(1,921)	615
Less: Other non-operating items, net	(1,524)	(1,039)	(8,964)
Operating income (GAAP basis)	185,522	75,097	142,812
Plus: Workforce restructuring expense	—	—	1,452
Plus: Acquisition-related costs	—	—	5,208
Plus: Advisory fees related to activism defense	12,012	15,448	—
Less: Spectrum repacking reimbursements and other, net	(1,475)	(116)	(4,306)
Adjusted operating income (non-GAAP basis)	196,059	90,429	145,166
Plus: Depreciation	15,838	16,711	14,533
Plus: Amortization of intangible assets	15,773	17,248	8,823
Adjusted EBITDA (non-GAAP basis)	$227,670	$124,388	$168,522
Corporate - General and administrative expense (non-GAAP basis)	11,171	12,864	10,427
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$238,841	$137,252	$178,949

	Six months ended June 30,
	2021	2020	2019
Net income attributable to TEGNA Inc. (GAAP basis)	$219,244	$106,255	$153,934
Plus (Less): Net income (loss) attributable to redeemable noncontrolling interest	442	(484)	—
Plus: Provision for income taxes	66,600	27,732	47,653
Plus: Interest expense	93,094	108,837	92,712
Plus (Less): Equity loss (income) in unconsolidated investments, net	3,926	(10,936)	(11,413)
(Less) Plus: Other non-operating items, net	(1,854)	18,231	(7,425)
Operating income (GAAP basis)	381,452	249,635	275,461
Plus: Workforce restructuring expense	—	—	1,452
Plus: M&A due diligence and acquisition-related costs	—	4,588	9,119
Plus: Advisory fees related to activism defense	16,611	23,087	—
Less: Spectrum repacking reimbursements and other, net	(2,898)	(7,631)	(11,319)
Adjusted operating income (non-GAAP basis)	395,165	269,679	274,713
Plus: Depreciation	31,734	33,611	29,450
Plus: Amortization of intangible assets	31,533	33,464	17,512
Adjusted EBITDA (non-GAAP basis)	$458,432	$336,754	$321,675
Corporate - General and administrative expense (non-GAAP basis)	23,442	22,351	21,251
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$481,874	$359,105	$342,926

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 4
Below is a detail of our primary sources of revenue presented in accordance with GAAP on company’s Consolidated Statements of Income. In addition, we show Adjusted EBITDA and Adjusted EBITDA margins (see non-GAAP reconciliations at Table No. 3).

	Quarter ended June 30,
	2021	2020	% Increase (Decrease)	2019	% Increase (Decrease)

Subscription	$375,081	$323,475	16.0	$236,162	58.8
Advertising and Marketing Services	340,889	229,083	48.8	289,569	17.7
Political	9,581	17,544	(45.4)	3,229	***
Other	7,357	7,525	(2.2)	7,972	(7.7)
Total revenues	$732,908	$577,627	26.9	$536,932	36.5

Adjusted EBITDA	$227,670	$124,388	83.0	$168,522	35.1
Adjusted EBITDA Margin	31.1%	21.5%		31.4%

	Six months ended June 30,
	2021	2020	% Increase (Decrease)	2019	% Increase (Decrease)

Subscription	$761,818	$656,277	16.1	$477,737	59.5
Advertising and Marketing Services	663,723	524,236	26.6	553,971	19.8
Political	19,009	64,931	(70.7)	5,933	***
Other	15,409	16,372	(5.9)	16,044	(4.0)
Total revenues	$1,459,959	$1,261,816	15.7	$1,053,685	38.6

Adjusted EBITDA	$458,432	$336,754	36.1	$321,675	42.5
Adjusted EBITDA Margin	31.4%	26.7%		30.5%

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended June 30,
	2021	2020	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$106,627	$19,947	***
Plus: Provision for income taxes	30,986	6,607	***
Plus: Interest expense	46,609	51,877	(10.2)
Plus: Depreciation	15,838	16,711	(5.2)
Plus: Amortization	15,773	17,248	(8.6)
Plus: Stock-based compensation	7,411	8,325	(11.0)
Plus: Company stock 401(k) contribution	4,080	3,428	19.0
Plus: Syndicated programming amortization	17,975	17,796	1.0
Plus: Advisory fees related to activism defense	12,012	15,448	(22.2)
Plus: Cash dividend from equity investments for return on capital	38	3,358	(98.9)
Plus: Cash reimbursements from spectrum repacking	3,015	2,253	33.8
Less: Other non-operating items, net	(1,524)	(1,039)	46.7
Plus (Less): Net income (loss) attributable to redeemable noncontrolling interest	227	(374)	***
(Less) Plus: Income tax (payments) receipts	(117,633)	327	***
Plus (Less): Equity loss (income) in unconsolidated investments, net	2,597	(1,921)	***
Less: Spectrum repacking reimbursements and other, net	(1,475)	(116)	***
Less: Syndicated programming payments	(20,344)	(17,966)	13.2
Less: Pension contributions	(936)	(941)	(0.5)
Less: Interest payments	(14,977)	(33,833)	(55.7)
Less: Purchases of property and equipment	(14,436)	(11,044)	30.7
Free cash flow (non-GAAP basis)	$91,863	$96,091	(4.4)

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5 (continued)
Two-year period ended June 30, 2021

Net income attributable to TEGNA Inc. (GAAP basis)	$834,323
Plus: Provision for income taxes	262,662
Plus: Interest expense	416,146
Plus: M&A due diligence and acquisition-related costs	26,225
Plus: Depreciation	129,689
Plus: Amortization	131,815
Plus: Stock-based compensation	47,182
Plus: Company stock 401(k) contribution	32,167
Plus: Syndicated programming amortization	139,793
Plus: Workforce restructuring expense	5,933
Plus: Advisory fees related to activism defense	45,778
Plus: Cash dividend from equity investments for return on capital	9,093
Plus: Cash reimbursements from spectrum repacking	26,153
Plus: Other non-operating items, net	27,640
Plus: Net income attributable to redeemable noncontrolling interest	427
Less: Income tax payments, net of refunds	(230,749)
Less: Equity income in unconsolidated investments, net	(5,207)
Less: Spectrum repacking reimbursements and other, net	(6,869)
Less: Syndicated programming payments	(145,058)
Less: Pension contributions	(24,158)
Less: Interest payments	(391,913)
Less: Purchases of property and equipment	(123,792)
Free cash flow (non-GAAP basis)	$1,207,280

Revenue	$5,643,551
FCF % of Revenue	21.4%